Exhibit 99.1

Adagio Medical Announces Appointment of Accomplished Medical Device Leader Todd Usen as Chief Executive Officer and Director

Founding Chief Executive Officer and Director Olav Bergheim to Depart

LAGUNA HILLS, CA, December 16, 2024 – Adagio Medical Holdings, Inc. (Nasdaq: ADGM; the “Company” or “Adagio”), a leading innovator in catheter ablation technologies for treatment of cardiac arrhythmias, today announced that founder Olav Bergheim departed as Chief Executive Officer (“CEO”) and Chairperson of the Board of Directors of the Company, effective December 13, 2024. Concurrently, the Company announced the appointment of Todd Usen, as Chief Executive Officer and Director of the Company and Orly Mishan, as Chairperson of the Board of Directors, effective December 13, 2024. Mr. Bergheim will serve as an advisor to the Company and will support Mr. Usen with the transition through December 13, 2025.

“We are grateful to Olav for his dedication and contributions to Adagio. Under his leadership the Company made substantial clinical and operational strides, and is NASDAQ-listed,” said Orly Mishan. “We are extremely fortunate to add Todd, who has a breadth of commercial and operational experience and a proven track record leading large and complex medical device businesses, to the Adagio team. Todd has demonstrated exceptional leadership in building, restructuring, and growing public and private organizations. His efforts have been driven by a strong focus on corporate development, product innovation, logistics and go-to-market strategies.”

Before joining Adagio, Todd served as President & CEO of Minerva Surgical, where he successfully restructured the organization, completed successful financings, and drove significant top-line growth. Prior to that, he was CEO of Activ Surgical, overseeing FDA/CE clearance of advanced surgical imaging technology and leading four fundraising rounds totaling over $92 million. Earlier, Todd led a $2B+ business as President, Medical Systems Group at Olympus Corporation, where he drove strategic expansion, operational restructuring, and successful M&A activities. His career also includes executive roles at Smith and Nephew and Boston Scientific Corporation. Todd currently serves as Executive Chairman of medical robotics company Rob Surgical, Chairman of NeoPredics, and Director of Alesi Surgical.

“I’m thrilled to join Adagio at this important junction in the Company’s history, supporting initial commercial efforts in Europe, and the FULCRUM-VT trial enrollment in the United States,” said Todd Usen. “With a growing body of evidence demonstrating both the safety and effectiveness of Adagio’s Ultra-Low Temperature Cryoablation technology, and marked enthusiasm of users in both Europe and North America, I believe that Adagio’s VT Cryoablation System with vCLAS™ catheter will become the future standard of care for treatment of patients with ventricular tachycardia.”

“It has been an honor to lead Adagio over the last 13 years delivering on our mission of improving the quality of life and long-term outcomes in patients with cardiac arrhythmias. I am proud of what we have accomplished together, and I am confident that Adagio is poised for continued success,” said Olav Bergheim.

About Adagio Medical Holdings, Inc.

Adagio Medical Holdings, Inc. (Nasdaq: ADGM) is an early commercial stage medical device company located in Laguna Hills, California focusing on developing innovative cryoablation technologies that create contiguous, transmural lesions to treat cardiac arrhythmias, including paroxysmal and persistent atrial fibrillation, atrial flutter, and ventricular tachycardia.

FULCRUM-VT (Feasibility of Ultra-Low Temperature Cryoablation in Recurring Monomorphic Ventricular Tachycardia, NCT05675865) is a prospective, multi-center, open-label, single-arm study, enrolling 206 patients with structural heart disease of both ischemic and non-ischemic cardiomyopathy, indicated for catheter ablation of drug refractory ventricular tachycardia (VT) in accordance with current treatment guidelines. The results of the study will be used to obtain FDA premarket approval (PMA) for Adagio’s VT Cryoablation System with the vCLAS™ cryoablation catheter with industry broadest indication for purely endocardial ablation of scar-mediated VT.

Forward-Looking Statements

Certain statements in this press release (this “Press Release”) may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of the Company. For example, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which may be beyond the control of the Company and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. There are risks and uncertainties described in the definitive proxy/final prospectus relating to the Business Combination, which was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), and described in other documents filed by the Company from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The Company cannot assure you that the forward-looking statements in this communication will prove to be accurate.

Nothing in this Press Release should be regarded as a representation or warranty by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, in any specified time frame, or at all. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made in this Press Release. Subsequent events and developments may cause those views to change. The Company does not undertake any duty to update these forward-looking statements.

Media Contact

Ilya Grigorov

Vice President, Global Marketing and Product Management of Adagio Medical, Inc.

igrigorov@adagiomedical.com

Investor Contact

IR@adagiomedical.com